UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2021

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

(Address of principal executive offices, including zip code)

888-622-1218

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

 Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 On March 18, 2021, Future FinTech Group Inc. (the “Company”) filed Articles of Amendment (the “Amendment”) with the Secretary of State for the State of Florida to amend its Second Amended and Restated Articles of Incorporation to increase the amount of authorized shares of its common stock, par value $0.001 per share, from 60,000,000 to 300,000,000. The Amendment was approved by the Company’s Board of Directors (the “Board”) on February 12, 2021 and by shareholders holding a majority of the Company’s issued and outstanding capital stock on February 12, 2021. The Amendment does not affect the rights of the Company’s shareholders and was effective immediately upon filing.

A copy of the Amendment, as filed with the Florida Secretary of State, is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
3.1	Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Future FinTech Group Inc., dated March 18, 2021.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: March 23, 2021	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

3